DATA
                                      ----

PART A - THIS PART LISTS YOUR PERSONAL DATA
------

OWNER:         [John Doe]  Age: [45]  Sex:[Male]   [if Owner is not Annuitant]

ANNUITANT:     [Annuitant is same as Owner for IRAs]  [John Doe]
               [Annuitant may or may not be the same as Owner for Non-Qualified]

               Age:[60]       Sex:[Male]

CERTIFICATE NUMBER:  [XXXX]

     ENDORSEMENTS ATTACHED:   [INSERT ONE OR MORE I.E., ENDORSEMENT APPLICABLE
                              TO IRA CERTIFICATES; ENDORSEMENT APPLICABLE TO
                              ROTH IRA CERTIFICATES; ENDORSEMENT APPLICABLE TO
                              NON-QUALIFIED CERTIFICATES; ENDORSEMENT APPLICABLE
                              TO MARKET VALUE ADJUSTMENT TERMS]

CONTRACT: GROUP ANNUITY CONTRACT NO. AC [0000]

     ISSUE DATE:    [March 8, 1999]

     CONTRACT DATE: [March 8, 1999]

ANNUITY COMMENCEMENT DATE:  [March 8, 2017]

     THE MAXIMUM MATURITY AGE IS AGE [90] - SEE SECTION 7.03

BENEFICIARY:   [Jane Doe]

SUCCESSOR OWNER:  [Applicable in Non-Qualified Certificates if the Annuitant
                  and Owner are not the same.]

PLAN:     [NOT APPLICABLE]



No. 94ICA/B                                         Data Page 1 (EQV EXP.)(8/99)

DATA Pages (Cont'd.)

PART B - This part lists the Certificate terms which affect the type of
------   Certificate you have.

Investment Options available (See Part II); your allocation percentage (until changed) is also shown:

[Investment Option*                             Allocation Percentage**
-------------------                             -----------------------

o    Alliance Equity Index
o    Alliance Growth & Income
o    Alliance Common Stock
o    Alliance Global
o    Alliance International
o    Alliance Aggressive Stock
o    Alliance Growth Investors
o    Alliance Balanced
o    Alliance Small Cap Growth
o    EQ/Alliance Premier Growth
o    Alliance Conservative Investors
o    Alliance Money Market
o    Alliance Intermediate Gov't. Securities
o    Alliance Quality Bond
o    Alliance High Yield
o    Capital Guardian Research
o    Capital Guardian US Equity
o    EQ/Evergreen Fund
o    EQ/Evergreen Foundation Fund
o    T. Rowe Price International Stock
o    T. Rowe Price Equity Income
o    EQ/Putnam Growth & Income Value
o    EQ/Putnam Balanced
o    MFS Research
o    MFS Growth With Income
o    MFS Emerging Growth Companies
o    Morgan Stanley Emerging Markets Equity
o    Warburg Pincus Small Company Value
o    Merrill Lynch World Strategy
o    Merrill Lynch Basic Value Equity
o    GUARANTEED INTEREST ACCOUNT               [Not Available]

                                             Total:              100%]

GUARANTEED PERIOD ACCOUNT (FIXED MATURITY OPTION):
[Guarantee Periods***]
     Expiration Date and Guaranteed Rate

[*Investment Options shown are Investment Funds of our Separate Account [A], except the Guaranteed Period Account which is Separate Account No. [48].
**See Section 3.01
***Guarantee Periods are offered with varying expiration dates spanning an approximate 10 year period.
We reserve the right to limit the availability of Investment Options to not less than four Investment Funds as described in Section 2.04.



No. 94ICA/B                                         Data Page 2 (EQV EXP.)(8/99)

DATA Pages (Cont'd.)

PROCESSING DATES (SEE SECTION 1.20):

A Processing Date is generally [the last Business Day of each Contract Year], but may be any other date on which a fee is deducted from the Annuity Account Value in accordance with Section 8.02.

CONTRIBUTION LIMITS (SEE SECTION 3.02):

APPLICABLE TO IRA CERTIFICATES

[In addition to the maximum limits set by law as described in the Endorsement Applicable to IRA Certificates, we may refuse to accept any Contribution that is less than $50.] [If the Automatic Investment Program (AIP) is elected at application then the minimum contribution amount is $20.]

APPLICABLE TO QP IRA CERTIFICATES ONLY

[The only Contributions permitted are those which are "rollover contributions" as defined in the Endorsement.] [The minimum Contribution is $50.] [If the Automatic Investment Program (AIP) is elected at application then the initial minimum contribution amount is $20.]

APPLICABLE TO NON-QUALIFIED CERTIFICATES

[Initial Contribution minimum $50.] [If the Automatic Investment Program (AIP) is elected at application then the initial minimum contribution amount is $20.] [$250 for pre-authorized bank check] [We may refuse to accept any Contribution which is less than $50 or if the Annuitant's current age at last birthday is 80 or greater, or if the total Contributions made would exceed:]

(a)  [$500,000, if the current age at last birthday is 75 or less;
(b)  $250,000, if the current age at last birthday is 76-79.]

TRANSFER RULES (SEE SECTION 4.02):

We will deduct a $25 charge per occurrence for a direct transfer to a third party of amounts under your Certificate or an exchange for another contract of another carrier.

We may raise the transfer charge up to a maximum of $65 for each direct transfer to a third party of amounts under your Certificate or for an exchange of another carrier's contract.

MINIMUM TRANSFER AMOUNT [$300 or the Annuity Account Value in an investment option if less.]

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): [$300 or the Annuity Account Value if less.] or [See Endorsement Applicable to Market Value Adjustment Terms.]

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02(a)): [$500].

DEATH BENEFIT AMOUNT (SEE SECTION 6.01); SUBJECT TO THE TERMS, IF ANY, IN THE ENDORSEMENT CONCERNING A SUCCESSOR ANNUITANT/OWNER.

     The Annuity Account Value or, if greater, the sum of all Contributions made, less
     (a)  any tax charge that applies and
     (b) the sum of all prior withdrawals and associated withdrawal charges if any.


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
NORMAL FORM OF ANNUITY (SEE SECTION 7.02):

     [Joint and Survivor Annuity Form] or [Life Period Certain Annuity Form] or [Life Annuity Form] or [Any other form of payment that may be available as per Equitable's rules at the time]

MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY (SEE SECTION 7.06):

     [$2,000], as well as minimum of [$20] for initial monthly annuity payment.

INTEREST RATE TO BE APPLIED OR MISSTATEMENT OF AGE OR SEX (SEE SECTION 7.06):

     [6% per year.]

WITHDRAWAL CHARGE (SEE SECTION 8.01):

[An applicable Wihtdrawal Charge will be imposed as a percentage of each Contribution paid to the extent that (i) any wihtdrawals during a Contract Year that exceeds the Free Corridor Amount as discussed in Section 8.01 or, (ii) the Certificate is surrendered to receive the Cash Value. We determine the Withdrawal Charge separately for each Contribution in accordance with the following table:

          Contract Year                 Maximum Percentage
          -------------                 ------------------
                                        Of Contributions
                                        ----------------

               1                        7.00%
               2                        6.00%
               3                        5.00%
               4                        4.00%
               5                        3.00%
               6                        2.00%
               7                        1.00%
               8 and later              0.00%

The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Premium withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1"].

FREE CORRIDOR AMOUNT (SEE SECTION 8.01):

     [10% of Annuity Account Values as of the Transaction Date minus withdrawals made in current Contact Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.]



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

NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS, EACH OF WHICH OCCURS AFTER THE CONTRACT DATE:

     [(1) the Annuitant dies and a death benefit is payable to the beneficiary;

     (2) the receipt by us of a properly completed election form providing for the Annuity Account Value to be used to buy a life annuity as described in Section 7.02; and

     (3) We also reserve the right to reduce or waive the Withdrawal Charge if the Annuity Account Value is transferred to another annuity with the Equitable.

ADMINISTRATIVE AND OTHER CHARGES (SEE SECTION 8.02):

     [The lesser of $30 or 2% of the Annuity Account Value for the first two Contract Years and $30 for each Contact Year thereafter. This amount may be increased to a maximum of $65 in accordance with Section 8.02.]

     [No Administrative Charge will apply if the Annuity Account Value is more than [$20,000] for IRAs or is more than [$25,000] for NQ and QP IRA.]

     [The Administrative Charges will be deducted on a pro rata basis among Investment Options. Also, the charges will be prorated for the Contract Year or portion thereof in which the Contract Date occurs or in which the Annuity Account Value is withdrawn or applied to provide an Annuity Benefit or death benefit.]

TRANSFER CHARGE - NUMBER OF FREE TRANSFERS IN A CONTRACT YEAR (SEE SECTION 8.03): [Unlimited]

DAILY SEPARATE ACCOUNT CHARGE (SEE SECTION 8.04):

[0.95%; this is subject to change as described in Sections 8.04 and 8.05, subject to a maximum of 2.00%. This charge is for financial accounting and for death benefits, mortality risk, expenses and expense risk that we assume.



No. 94ICA/B                                         Data Page 5 (EQV EXP.)(8/99)

PART C - THIS PART LISTS THE TERMS WHICH APPLY TO THE MARKET VALUE ADJUSTMENT
------   TERMS ENDORSEMENT.

[DEATH BENEFIT AMOUNT: The larger of (a) the Annuity Account Value in Separate Account No. [48] and (b) the Guaranteed Period Amount.]

TRANSFER RULES (SEE SECTION 4.02):

[The minimum amount which may be transferred from the Guaranteed Period Account, after the initial allocation, is $300 or the Guaranteed Period Amount, if less.]

Transfers at Expiration Date (see item 1 of Endorsement): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Money Market Fund.

MVA FORMULA (SEE ITEM 3 OF ENDORSEMENT):

The current rate percentage we use in Item (c) of the formula is a maximum of [.50%].

[If we are no longer offering new Guarantee Periods, we will use a rate equal to the most recent Moody's Corporate Bond Yield Average-Monthly Average Corporates, for the duration required, as published by Moody's Investor Services, Inc. If such Moody's rate is not available, a rate based on a substantially similar average will be used.]



No. 94ICA/B                                         Data Page 6 (EQV EXP.)(8/99)